Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of this 16th September, 2015 (the “Effective Date”), by and among                  (“Founder”),                   (“Founder Holdco” and, together with Founder, the “Note Holders”) and ZaZa Energy Corporation (“ZaZa” or the “Company”).  The Note Holders and the Company are sometimes collectively referred to in this Agreement as the “Parties,” and each of them is sometimes individually referred to as a “Party.”

W I T N E S S E T H

WHEREAS, Founder and Founder Holdco collectively own a significant equity interest in the Company and Founder is a director of the Company;

WHEREAS, Founder owns an 8.00% Subordinated Note due 2017 originally issued by the Company on February 21, 2012 in the principal amount of $3,026,666 (as amended, modified or exchanged, the “Founder Note”);

WHEREAS, Founder Holdco owns an 8.00% Subordinated Note due 2017 originally issued by the Company on February 21, 2012 in the principal amount of $12,750,000 (as amended, modified or exchanged, the “Founder Holdco Note” and, together with the Founder Note, the “Subordinated Notes”);

WHEREAS, the entire original principal amount of the Subordinated Notes (together with the additional principal resulting from the payment of interest in kind, as described below) remains outstanding on the date hereof;

WHEREAS, on January 19, 2015, the Company and the Note Holders entered into a Subordinated Note Modification Agreement, which provided that, effective January 1, 2015, all interest accruing on the Subordinated Notes will be paid in kind by increasing the principal amount of the Subordinated Notes by the accrued interest amount, resulting in the Founder Note having a principal amount of $3,199,707 and the Founder Holdco Note having a principal balance of $13,478,947 as of the date hereof;

WHEREAS, on September 16, 2015, the independent Conflicts Committee of the board of directors of the Company reviewed and approved the terms and conditions of this Agreement and authorized the issuance of the Exchange Consideration (as defined below); and

WHEREAS, on September 16, 2015, the Board of Directors, by unanimous written consent approved this Agreement, with the Directors who have an interest in a specific Agreement recusing themselves as to such Agreement but approving the others;

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party hereby agrees as follows:

1.                                      The Exchange.

(a)                                                                                 Subject to the terms and conditions of this Agreement, the Note Holders agree to transfer to the Company all of their respective right, title and interest in and to the Subordinated Notes, and the Company agrees to issue to Founder Holdco the .08% Assignment of Overriding Royalty Interest attached as Exhibit A (the “Exchange Consideration”).

(b)                                                                                 The Note Holders agree to accept the Exchange Consideration as full repayment of all amounts outstanding under the Subordinated Notes.  Upon the receipt of the Exchange Consideration, the Note Holders will mark the Subordinated Notes “Paid in Full” and surrender the Subordinated Notes to the Company.

(c)                                                                                  Nothing in this Agreement will be deemed to modify or amend the terms of the Subordinated Notes, and, until the Subordinated Notes have been repaid in full in accordance with this Section 1, the Company will, subject to any applicable subordination provisions, continue to comply with its obligations under the Subordinated Notes in accordance with their terms.

(d)                                                                                 The closing of the repayment of the Subordinated Notes in exchange for the Exchange Consideration (the “Closing”) shall take place upon the satisfaction of the conditions set forth in Section 2 (other than such conditions that by their terms are to be satisfied at closing, subject to such satisfaction at closing), at 5:00 p.m. (Houston time) at the offices of the Company, or at such other time, place or date as the Parties shall mutually agree.  The date and time of the Closing shall be referred to as the “Closing Date.”

2.                                      Conditions of the Parties’ Obligations.

(a)                                                                                 Conditions to Note Holders. The obligation of the Note Holders to consummate the transactions contemplated by Section 1 at the Closing is subject to the fulfillment (or waiver by the Note Holders) on or before the Closing of each of the following conditions:

(i)                                     Performance of Obligations. The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by the Company hereunder on or prior to the Closing.

(ii)                                  Representations and Warranties.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(iii)                               Closing Deliveries.  The Company shall have delivered to the Note Holders all of the documents and instruments required to be delivered by the Company under Section 1.

(b)                                                                                 Conditions to the Company. The obligation of the Company to consummate the transactions contemplated by Section 1 at the Closing is subject to the fulfillment (or waiver by the Company) on or before the closing of each of the following conditions:

(i)                                     Performance of Obligations. The Note Holders shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by the Note Holders hereunder on or prior to the Closing.

(ii)                                  Representations and Warranties.  Each of the representations and warranties of the Note Holders contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date; and

(iii)                               Closing Documents.  The Note Holders shall all have delivered to the Company all documents and instruments required to be delivered by the Investors under Section 1.

3.                                      Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Note Holders as follows:

(a)                                                                                 Due Incorporation and Organization.  The Company has been duly incorporated, is validly existing, and is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)                                                                                 Authorization. All corporate action has been taken on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement.

(c)                                                                                  Compliance with Other Instruments.  Neither the authorization, execution and delivery of this Agreement nor any of the documents or instruments contemplated to be delivered hereby, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any subsidiary of the Company or any term or provision of the organizational documents of the Company or any subsidiary of the Company, or any material agreement or instrument by which the Company or any subsidiary of the Company is bound or to which any of their respective properties or assets are subject.

4.                                      Representations and Warranties of the Note Holders.  In connection with the transactions provided for herein, the Note Holders each hereby represent and warrant to the Company as follows:

(a)                                                                                 Authorization.  Each Note Holder has the full legal right, power and capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes each Note Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Note Holder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or Governmental Authority in order to consummate the transactions contemplated by this Agreement.  Except as set forth on the signature page hereto, no Person has any community property rights by virtue of marriage or otherwise in the Subordinated notes owned by the Note Holders.  Any such Person with community property rights has duly executed and delivered to the Company at or prior to the Closing a copy of the consent attached hereto as Exhibit A. Founder Holdco has been duly incorporated or formed, is validly existing, and is in good standing under the laws of the State of Texas, and has all requisite corporate or company power and authority to carry on its business as now conducted and as proposed to be conducted.  Founder Holdco represents that all corporate or company action has been taken on the part of the Founder Holdco necessary for the authorization, execution, delivery and performance of this Agreement.

(b)                                                                                 Title to the Subordinated Notes. Each Note Holder represents and warrants to the Company that the Note Holder is the sole legal and beneficial owner of the respective Subordinated Note held by the Note Holder, and, upon the Closing, the Company will acquire the Subordinated Notes free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, other than any of the foregoing created by the Company.

(c)                                                                                  Purchase Entirely for Own Account.  The Note Holders acknowledge that this Agreement is made in reliance upon the Note Holders’ representation to the Company that the Exchange Consideration will be acquired for investment for the Note Holders’ own account, not as a nominee or agent, and not a “statutory underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(d)                                                                                 Disclosure of Information.  The Note Holders acknowledge that they have received all the information they consider necessary or appropriate for deciding whether to acquire the Exchange Consideration.  The Note Holders further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exchange Consideration.

(e)                                                                                  Investment Experience.  The Note Holders are experienced investors and acknowledge that they are able to fend for themselves, can bear the economic risk of their investment and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in the Exchange Consideration.  The Note Holders were separately represented by their own counsel and tax advisors with the respect to this transaction and the Agreement, and the Note Holders received no legal representation or tax advice whatsoever from the Company or any of its employees, advisors, or counsel, including, without limitation, the Company’s General Counsel, Scott Gaille, and Sidley & Austin.

(f)                                                                                   Accredited Investor.  The Note Holders are each an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g)                                                                                  Restricted Securities.  The Note Holders understand that the elements comprising the Exchange Consideration are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Note Holders represent that they are familiar with SEC Rule 144, insider trading laws, the Company’s insider trading policy and the “control securities provisions” of Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

(h)                                                                                 No Solicitation.  The Note Holders acknowledge that at no time were the Note Holders presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Exchange Consideration.

5.                                      NOT USED.

6.                                      Further Assurances.  Each of the Parties, at another Party’s request and without further consideration, shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, including obtaining any necessary consents or approvals from, or making any necessary filings with, any domestic or foreign regulatory agencies, and execute, acknowledge and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

7.                                      Governing Law and Venue.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  THE PARTIES HEREBY IRREVOCABLY SUBMIT TO AND ACKNOWLEDGE AND RECOGNIZE THE JURISDICTION OF THE DISTRICT COURT OF HARRIS COUNTY, TEXAS OR, IF APPROPRIATE, A FEDERAL COURT WITHIN THE SOUTHERN DISTRICT OF TEXAS (WHICH COURTS, TOGETHER WITH ALL APPLICABLE APPELLATE COURTS, FOR PURPOSES OF THIS AGREEMENT, ARE THE ONLY COURTS OF COMPETENT JURISDICTION), OVER ANY SUIT, REQUEST FOR INJUNCTIVE RELIEF, ACTION OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

8.                                      Headings.  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.                                      Expenses.  Except as otherwise specified in this Agreement, each Party will be responsible for paying its own expenses in connection with the matters that are the subject of this Agreement, as well as the negotiation and documentation of this Agreement, including, without limitation, such Party’s legal fees and expenses.  Notwithstanding the foregoing provisions of this Section 9, in the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that a Party has breached this Agreement, then such Party shall be liable and pay to the non-breaching Party the reasonable legal fees such non-breaching Party has incurred in connection with such litigation, including any appeal therefrom.

10.                               Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.                               Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Corporation and Holder.

12.                               Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.                               Survival.  All covenants, agreements, representations and warranties made herein shall survive the Closing and the consummation of the exchange of the Subordinated Notes.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.  A facsimile, .pdf or electronically transmitted counterpart of this Agreement shall be sufficient to bind a Party to the same extent as an original.

[Signature Page Follows; Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first written above.

By:
Name:
Title:

ZaZa Energy Corporation

By:
Name:
Title:

EXHIBIT A

FORM OF COMMUNITY PROPERTY WAIVER

The undersigned spouse of                       hereby acknowledges that she has read, understands and consents to the terms and provisions of Exchange Agreement (the “Agreement”), executed as of               , 2015, consents to the execution of the Agreement and any amendments, modifications and supplements thereto by                       and agrees that the undersigned’s interest in the Subordinated Notes shall be subject to and bound by the Agreement.  The undersigned’s obligations hereunder shall not be affected by any amendment or other modification of the Agreement or any document related thereto, which may be amended or modified at any time and from time to time, without the consent of or notice to the undersigned.

Name

EXHIBIT B

Form of Overriding Royalty Interest

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

THIS ASSIGNMENT OF OVERRIDING ROYALTY INTEREST (this “Assignment”), dated as of September 16, 2015 (the “Effective Time”), is made by ZAZA ENERGY CORPORATION, a Delaware corporation (“Assignor”), whose address is 1301 McKinney St. Suite 2800, Houston, TX 77010, in favor of                   (“Assignee”), whose address is 600 Leopard St. #2100 Corpus Christi, Texas 78401.

WHEREAS, Assignor and Assignee are entering into an Exchange Agreement, dated as of the date hereof, pursuant to which Assignee is transferring to Assignor all of its respective rights, title and interests in and to certain 8.00% Subordinated Notes due 2017 and Assignor is issuing this Overriding Royalty Interest;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

For Ten Dollars ($ 10.00) and other good and valuable consideration, including entering into the Exchange Agreement, the receipt, and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, transfer, convey, set over, assign and deliver unto Assignee, its successors and assigns, effective for all purposes as of the Effective Time and subject to the matters set forth herein, all of Assignor’s right, title and interest in and to the following:

An overriding royalty interest equal to eight-tenths of one percent (0.8%) of 8/8ths, derived from those certain leasehold estates and/or other petroleum interests acquired or to be acquired by Assignor or any of its Affiliates anywhere in the United States or any other nation between September 16, 2015 and September 16, 2020 (collectively, the “Leases” or singularly, a “Lease”), and each well drilled on the Leases, or lands pooled therewith and all rights incident thereto, proportionately reduced to the extent that a Lease covers less than the full interest in oil, gas and other minerals in the lands purported to be covered under such Lease or if Assignor’s interest in such Lease is less than the full leasehold interest (collectively, the “Subject ORRI Interests”).

TO HAVE AND TO HOLD the Subject ORRI Interests, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject to the matters set forth herein.

Assignor hereby agrees to warrant and defend title to the Subject ORRI Interests solely unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise; subject, however, to the matters set forth herein. In no event shall the foregoing warranty extend to or be enforceable by any party other than Assignee, specifically excluding Assignee’s successors and assigns in all or part of the Subject ORRI Interests.

EXCEPT FOR THE EXPRESS REPRESENTATIONS OF ASSIGNOR IN THIS ASSIGNMENT, ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO OR ATTRIBUTABLE TO THE SUBJECT ORRI INTERESTS. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, ANY RIGHTS OF ASSIGNEE UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, OR ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW.

Should any of the Leases be renewed or extended or any New Lease secured, in whole or in part, within six (6) months after the expiration date of a Lease or New Lease’s term by Assignor, its successors, and/or assigns, then the Subject ORRI Interest associated with any such renewed or extended Lease or New Lease shall be effective as though said renewed or extended Lease or New Lease had been in force and in effect as of the Effective Time of this instrument, and the Subject ORRI Interest interest shall apply to such renewal, extension or New Lease.  A “New Lease”, as used in this paragraph, shall be defined as any lease acquired by Assignor, its successors and/or assigns, which covers all or part of the same lands covered by any Lease within six (6) months after the termination date of any Lease or New Lease.  Any other provision hereof to the contrary notwithstanding, any right granted or reserved herein to receive a future interest in a New Lease shall, in any event, terminate one day prior to the expiration of 21 years after the death of the survivor of all descendants of John Hearn, Gaston Kearby, and Todd Brooks.

The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment. Assignor and Assignee acknowledge that they have participated jointly in the negotiation and drafting of this Assignment and as such they agree that if an ambiguity or question of intent or interpretation arises hereunder, this Assignment shall not be construed more strictly against one party than another on the grounds of authorship.

Nothing in this Assignment shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Assignment shall otherwise not be construed as a third party beneficiary contract.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Nothing in this Assignment shall alter or affect any existing overriding royalty interests or rights previously assigned by the Assignor.

This Assignment, other documents delivered pursuant hereto and the legal relations between the parties hereto shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

This Assignment may he executed in any number of counterparts, and each counterpart hereof shall be effective as to each party that executes the same whether or not all of such parties execute the same counterpart. If counterparts of this Assignment are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Assignment, but each counterpart shall be considered an original.

To facilitate the recording or filing of this Assignment, the counterpart to be recorded in a given county may contain only that portion of the exhibits that describes the Subject ORRI Interests located in that county. In addition to filing this Assignment, the parties hereto shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the conveyance contemplated hereby. Said instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument. The interests conveyed by such separate assignments are the same, and not in addition to the Subject ORRI Interests conveyed herein.

IN WITNESS WHEREOF, this Assignment is executed by the parties on the date of their respective acknowledgments below, but shall be effective for all purposes as of the Effective Time.

ASSIGNOR:

ZAZA ENERGY CORPORATION

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was signed and acknowledged before me on the      day of          , 2015, by                                      .

Notary Public in and for the State of Texas

My Commission
Expires:

THE STATE OF TEXAS	§
§
COUNTY HARRIS	§

This instrument was signed and acknowledged before me on the      day of          , 2015, by                                      .

Notary Public in and for the State of Texas

My Commission
Expires: